Exhibit 10.3
John A. Swainson
32 Main Street
Ridgefield, CT 06877
Re: Amendment to Employment Agreement
Dear John:
Reference is made to your Employment Agreement, dated November 22, 2004 (the “Employment Agreement”) with Computer Associates International, Inc. (the “Company”).
As discussed, we wish to amend the Employment Agreement to delete and replace the last sentence of Section 3(e) of the Employment Agreement with the following:
“In addition, you shall receive temporary corporate housing in accordance with the Company’s policies and you shall be eligible to receive relocation benefits in accordance with the Company’s policies, in each case, until no later than November 22, 2006.”
Except as otherwise amended by consent of both parties and as modified by this Amendment, the terms of your Employment Agreement remain unchanged. Please acknowledge your agreement to the terms of this letter by signing below.

Sincerely,

/s/ Andrew Goodman 8/24/05

COMPUTER ASSOCIATES INTERNATIONAL, INC.
BY:

Agreed to and accepted by:

/s/ John A. Swainson John A. Swainson